Exhibit 10.9

COVENTRY HEALTH CARE, INC. ("COVENTRY")

Summary of Named Executive Officers’ Compensation

Base Salary

The following table sets forth the current annual base salaries provided to Coventry’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers (“Named Executive Officers”).

Executive Officer	Current Salary
Allen F. Wise, Chief Executive Officer	*
Shawn M. Guertin, Executive Vice President, Chief Financial Officer, and Treasurer	$570,000
Francis S. Soistman, Jr., Executive Vice President, Government & Individual Plans	$600,000
Thomas C. Zielinski, Executive Vice President and General Counsel	$475,000
James E. McGarry, Senior Vice President	$415,000

* Allen F. Wise, our Chairman of the Board, became our Chief Executive Officer effective January 30, 2009. Mr. Wise’s compensation for 2009 for his services as both a director and executive is currently under discussion.

Executive Management Incentive Plan

2008 Criteria and Incentives

Coventry’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated officers were eligible in 2008 to receive a non-equity incentive award under Coventry’s 2008 Executive Management Incentive Plan (the “2008 EMIP”) which was previously filed as Exhibit 10.1 to Coventry’s Current Report on Form 8-K filed on December 18, 2007.

For fiscal year 2008, incentives under the 2008 EMIP were based on the attainment of budgeted EPS (earnings per share) and EPS growth. There were no payouts under the 2008 EMIP because the performance criteria for 2008 were not fully achieved.

2009 Criteria and Incentives

Coventry is in the process of establishing its EMIP for 2009, as well as other components of its 2009 compensation program.

Mid-Term Executive Retention Program

In addition to their base salaries and incentives, Coventry’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers were also eligible in 2008 to receive an annual cash and stock equivalent allocation to an account under the Mid-Term Executive Retention Program, effective July 1, 2006, a copy of which is filed as Exhibit 10.1 to Coventry’s Current Report on Form 8-K filed on May 24, 2006. The amount of the allocation was a percentage of base salary and incentive earned for the prior year and ranged from 0% to 55%, based on performance. Each year’s allocations fully vest three years from when they were made, subject to the attainment of pre-established performance criteria for each performance period and the executive’s continued employment with Coventry. In the event the performance criteria are not met in any period or if the executive does not remain with Coventry (subject to certain exceptions), the award for that period is forfeited.

Exhibit 10.9

For the twelve-month period ended December 31, 2008, the performance criteria were based on the attainment of budgeted EPS and EPS growth. The performance criteria for the twelve months ended December 31, 2008 were not met and no amounts were ultimately allocated to the accounts of these executive officers under the Mid-Term Executive Retention Program. As indicated above, Coventry is in the process of establishing its executive compensation programs for 2009.

Other Benefit Plans and Arrangements

Coventry’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers are also eligible to:

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Participate in Coventry’s long-term incentive plan under its 2004 Incentive Plan, as amended, a copy of which is filed as Exhibit 10.1 to Coventry’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 8, 2006, and awards under which can be in the form of stock options, stock appreciation rights, restricted stock, performance awards, other stock-based awards or cash; and

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Participate in Coventry’s 401(k) Restoration and Deferred Compensation Plan, a copy of which was filed on March 16, 2005, as Exhibit 10.31 to Coventry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and amendments thereto, copies of which were filed on August 9, 2005, as Exhibit 10 to Coventry’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and filed on February 28, 2007, as Exhibit 10.29.3 to Coventry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.